Exhibit 10.1
AMENDMENT AGREEMENT NO. 4 dated as of February 15, 2013 (this “Amendment”), with respect to the Fifth Amended and Restated Credit Agreement dated as of March 4, 2010, as amended by Amendment Agreement No. 1, dated as of May 26, 2010, as further amended by Amendment Agreement No. 2, dated as of May 2, 2011, as further amended by Amendment Agreement No. 3, dated as of December 15, 2011 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among REGENCY GAS SERVICES LP, a Delaware limited partnership, REGENCY ENERGY PARTNERS LP, a Delaware limited partnership, the Subsidiary Guarantors, the Lenders, WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), WELLS FARGO BANK, N.A. and Bank of America, as issuing banks (each in such capacity, the “Issuing Bank”), WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association) as swingline lender (in such capacity, the “Swingline Lender”), and the other arrangers and agents party thereto.

A.           Borrower has requested that the Administrative Agent and Required Lenders amend certain provisions of the Credit Agreement as set forth herein.

B.           The Administrative Agent and Required Lenders are willing so to agree to such amendments to the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

C.           Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

In consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

SECTION 1. Amendments to the Credit Agreement.

(a) The following defined terms shall be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

(i)
“Amendment No. 4” shall mean Amendment No. 4 to Fifth Amended and Restated Credit Agreement, which amends this Agreement, dated as of February 15, 2013, among Borrower, the Administrative Agent, the Collateral Agent and the Required Lenders.

(ii)	“Amendment No. 4 Effective Date” shall mean February 15, 2013.

(iii)
“LDH Projects” shall mean (x) the Lone Star West Texas Gateway NGL Pipeline, extending from Winkler County in West Texas to Energy Transfer Partners, L.P.’s Jackson County processing plant in Jackson County, Texas, which has an initial capacity of approximately 209,000 barrels per day owned by Lone Star NGL LLC and (y) the 100,000 barrels per day natural gas liquids (NGL) fractionation facility owned by Lone Star NGL LLC and located at Mont Belvieu, Texas, known as “Fractionator I”.

(iv)	“Ranch Joint Venture Project” shall mean a 100 MMcf/d cryogenic processing plant in Ward County in West Texas owned by Ranch Joint Venture.

(b) Section 1.01 of the Credit Agreement shall be further amended as follows:

(i)
The definition of “Consolidated EBITDA” appearing therein shall be amended by (x) adding the phrase “(other than the LDH Projects and the Ranch Joint Venture Project)” after the phrase “with respect to any Material Projects” in the second proviso of the second paragraph thereof and (y) deleting the phrase “15%” in the third paragraph thereof and replacing it with the phrase “20%”.

(ii)	The definition of “LDH Joint Venture” appearing therein shall be amended and restated in its entirety as follows:

“LDH Joint Venture” shall mean Lone Star NGL LLC (formerly known as ETP-Regency Midstream Holdings, LLC), a Delaware limited liability company.  The LDH Joint Venture shall, except as expressly set forth herein, be treated for all purposes as a “Joint Venture” hereunder.

(iii)	The definition of “Material Project” appearing therein shall be amended and restated in its entirety as follows:

“Material Project” shall mean (i) any capital expansion project (other than the Haynesville Project and Material RIGS Projects) undertaken by the Borrower or any Guarantor, the capital expenditures (determined in accordance with GAAP) attributable to which exceed $10.0 million, (ii) the LDH Projects and (iii) the Ranch Joint Venture Project.

SECTION 2. Conditions Precedent.  The effectiveness of this Amendment is subject to the following conditions:

(a) The Administrative Agent shall have received signature pages for this Amendment from Borrower and the Required Lenders;

(b) the Administrative Agent shall have received from Borrower a certificate, executed by the secretary of Borrower (or such other officer as may be acceptable to the Administrative Agent) in form and substance satisfactory to the Administrative Agent, attaching a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors (or similar body) of Borrower (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Amendment and the related transactions; and

(c) Borrower shall have paid all amounts owed pursuant to Section 7 hereof.

SECTION 3. Representations and Warranties.  Borrower represents and warrants to the Administrative Agent and each of the Lenders that:

(a) This Amendment is within Borrower’s organizational powers and has been duly authorized by all necessary organizational action on the part of Borrower.  This Amendment has been duly executed and delivered by Borrower and constitutes, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  This Amendment will not violate any Requirement of Law in any material respect, will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect.

(b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement or in any Loan Document are true and correct in all material respects (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date shall be required to be true and correct in all material respects as of a specified date).

(c) After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

SECTION 4. Credit Agreement.  Except as specifically provided hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date hereof, any reference to the Credit Agreement in any Loan Document shall mean the Credit Agreement as modified hereby.  This Amendment shall be a Loan Document for all purposes.

SECTION 5. Applicable Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

SECTION 6. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.  Delivery of an executed signature page of this Amendment by facsimile or “pdf file” transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7. Expenses.  Borrower agrees to reimburse the Administrative Agent for the reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

SECTION 8. Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

REGENCY GAS SERVICES LP,

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long

Name:	Thomas E. Long

Title:	Vice President

Regency — Amendment No. 4

WELLS FARGO BANK, N.A. (as successor to Wachovia Bank, National Association),

as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Larry Robinson

Name: Larry Robinson

Title: Director

Regency — Amendment No. 4

______________________________________, as a Lender

By:

Name:

Title:

Regency — Amendment No. 4